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                                                                    Exhibit 23.1


                  [LETTERHEAD OF CAMHY KARLINSKY & STEIN LLP]



                                 June 22, 1998



Board of Directors
InnoPet Brands Corp.
One East Broward Blvd., Suite 1100
Fort Lauderdale, Florida 33301

   Re: InnoPet Brands Corp.
       Registration Statement on Form SB-2

Dear Sirs:

     We hereby consent to the filing of our legal opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                        /s/ Camhy Karlinsky & Stein LLP
                                        --------------------------------
                                        CAMHY KARLINSKY & STEIN LLP